EXHIBIT 99.1

Integer Holdings Corporation Reports Third Quarter 2022 Results

~ 3Q22 results in line with October 5, 2022 preliminary view ~
~ Growth strategy fundamentals remain strong ~

PLANO, Texas, Oct. 27, 2022 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced results for the three months ended September 30, 2022.

Third Quarter 2022 Highlights (compared to Third Quarter 2021, except as noted)

  Sales increased 12% to $343 million.
  GAAP net income decreased $6 million to $16 million, a decrease of 27%. Non-GAAP adjusted net income decreased $3 million to $32 million, a decrease of 9%.
  GAAP operating income decreased $4 million to $29 million, a decrease of 12%. Non-GAAP adjusted operating income decreased 1% to $46 million.
  GAAP diluted EPS decreased $0.18 per share to $0.48 per share. Non-GAAP adjusted EPS decreased $0.10 per share to $0.95 per share.
  Generated $28 million of cash flow from operating activities.
  From the end of the fourth quarter 2021, total debt increased $111 million to $939 million and net total debt increased $107 million to $925 million, attributable to the Aran Biomedical acquisition for $129 million, resulting in a leverage ratio of 3.8 times adjusted EBITDA as of September 30, 2022.

“Integer’s third quarter 2022 sales and profit results were in line with our preliminary view shared on October 5, 2022. In this challenging supply chain environment, we are further intensifying our supply chain management to meet strong customer demand. We expect the 2022 sales impact from supplier delivery delays to primarily be recovered in 2023,” said Joseph Dziedzic, Integer’s president and CEO. “In 2023 we expect above-market revenue growth of 7% to 9% with margin expansion. The fundamentals of our growth strategy remain strong, and we are confident that we are well positioned to capitalize on an environment where customers are focused on consolidating their supplier base with trusted partners.”

Discussion of Product Line Third Quarter 2022 Sales

  Cardio & Vascular sales increased 14% in the third quarter 2022 compared to the third quarter 2021 driven by strong demand in the electrophysiology and structural heart markets, as well as sales from the Oscor and Aran acquisitions, despite the complex catheter supplier delay.
  Cardiac Rhythm Management & Neuromodulation sales increased 8% in the third quarter 2022 compared to the third quarter 2021, driven by sales from the Oscor acquisition, while organic sales were flat year-over-year despite the deteriorated supplier delivery performance.
  Advanced Surgical, Orthopedics & Portable Medical sales increased 17% in the third quarter 2022 compared to the third quarter 2021, primarily due to higher demand to support the start of the multi-year Portable Medical exit announced earlier this year and low-double digit growth in Advanced Surgical and Orthopedics.
  Electrochem sales increased 24% in the third quarter 2022 compared to the third quarter 2021 from strong demand across all market segments, with growth softened due to the battery supplier constraints.

2022 Outlook(a)
Organic sales growth expected to be 4% to 6%.

(dollars in millions, except per share amounts)	GAAP		Non-GAAP(b)
	As Reported	Change from Prior Year	Adjusted	Change from Prior Year
Sales	$1,350 to $1,380	11% to 13%	N/A	N/A
Operating income	$111 to $127	(18)% to (7)%	$180 to $196	(4)% to 5%
EBITDA	N/A	N/A	$244 to $260	0% to 7%
Net income	$60 to $73	(35)% to (21)%	$119 to $132	(12)% to (2)%
Diluted earnings per share	$1.80 to $2.20	(36)% to (21)%	$3.57 to $3.97	(13)% to (3)%
Cash flow from operating activities	$110 to $125	(30)% to (20)%	N/A	N/A

(a) Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted EBITDA, Adjusted net income, organic sales growth, and Adjusted Earnings per Share (“EPS”), all from continuing operations, included in our “2022 Outlook” above, and Adjusted interest expense, Adjusted effective tax rate and leverage ratio below, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b) Adjusted operating income for 2022 consists of GAAP operating income, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, and acquisition and integration costs, totaling approximately $69 million, pre-tax. Adjusted net income and Adjusted EPS for 2022 consist of GAAP net income and diluted EPS, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, acquisition and integration costs, and gain or loss on equity investments totaling approximately $75 million, pre-tax. The after-tax impact of these items is estimated to be approximately $59 million, or approximately $1.77 per diluted share.

Adjusted EBITDA is expected to consist of Adjusted net income, excluding items such as depreciation, interest, stock-based compensation and taxes totaling approximately $125 million to $128 million.

Supplemental Financial Information

(dollars in millions)	2022 Outlook	2021 Actual
Depreciation and amortization	$92 - $96	$81
Adjusted total interest expense(a)	$37 - $39	$28
Stock-based compensation	$19 - $20	$16
Restructuring, acquisition and other charges(b)	$15 - $19	$8
Adjusted effective tax rate(c)	15.5% to 17.0%	15%
Leverage ratio(d)	3.4x - 3.7x	3.4x
Capital expenditures(d)	$65 - $75	$53
Cash tax payments	$12 - $14	$20

(a) Adjusted total interest expense refers to our expected full-year GAAP total interest expense, expected to range from $37 million to $39 million for 2022, adjusted to remove the full-year impact of charges associated with the accelerated write-off of deferred issuance costs and unamortized discounts (loss on extinguishment of debt) included in GAAP total interest expense, if any.

(b) Restructuring, acquisition and other charges consists of restructuring and restructuring-related charges, acquisition and integration costs and other general expenses.

(c) Adjusted effective tax rate refers to our full-year GAAP effective tax rate, expected to range from 12.5% to 14.0% for 2022, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

(d) Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding leverage ratio and capital expenditures.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended
	September 30, 2022	October 1, 2021	QTD Change
Operating income	$29,258	$33,090	(11.6)%
Net income	$16,057	$22,066	(27.2)%
Diluted EPS	$0.48	$0.66	(27.3)%

EBITDA(a)	$50,563	$53,292	(5.1)%
Adjusted EBITDA(a)	$62,917	$59,659	5.5%
Adjusted operating income(a)	$46,183	$46,765	(1.2)%
Adjusted net income(a)	$31,788	$34,825	(8.7)%
Adjusted EPS(a)	$0.95	$1.05	(9.5)%

	Nine Months Ended
	September 30, 2022	October 1, 2021	YTD Change
Operating income	$84,462	$107,048	(21.1)%
Net income	$48,260	$73,019	(33.9)%
Diluted EPS	$1.45	$2.20	(34.1)%

EBITDA(a)	$148,428	$165,531	(10.3)%
Adjusted EBITDA(a)	$183,019	$184,514	(0.8)%
Adjusted operating income(a)	$134,667	$143,156	(5.9)%
Adjusted net income(a)	$92,518	$102,493	(9.7)%
Adjusted EPS(a)	$2.78	$3.08	(9.7)%

(a) EBITDA, Adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are Non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended
	September 30, 2022	October 1, 2021	QTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$174,131	$152,276	14.4%	7.6%
Cardiac Rhythm Management & Neuromodulation	130,631	121,425	7.6%	(0.4)%
Advanced Surgical, Orthopedics & Portable Medical	26,150	22,420	16.6%	16.7%
Total Medical Sales	330,912	296,121	11.7%	5.0%
Non-Medical Sales	11,768	9,453	24.5%	24.5%
Total Sales	$342,680	$305,574	12.1%	5.6%

	Nine Months Ended
	September 30, 2022	October 1, 2021	YTD Change	Organic Change(a)
Medical Sales
Cardio & Vascular	$513,772	$438,165	17.3%	10.9%
Cardiac Rhythm Management & Neuromodulation	389,900	376,788	3.5%	(4.7)%
Advanced Surgical, Orthopedics & Portable Medical	69,101	65,759	5.1%	5.2%
Total Medical Sales	972,773	880,712	10.5%	3.8%
Non-Medical Sales	30,900	27,352	13.0%	13.0%
Total Sales	$1,003,673	$908,064	10.5%	4.1%

(a) Organic sales change is a Non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts.

Conference Call Information
The Company will host a conference call on Thursday, October 27, 2022, at 8 a.m. CT / 9 a.m. ET to discuss these results. The scheduled conference call will be webcast live and is accessible through our website at investor.integer.net or by dialing (888) 330-3567 (U.S.) or (646) 960-0842 (outside U.S.) and the conference ID is 9252310. The call will be archived on the Company’s website. An earnings call slide presentation containing supplemental information about the Company’s results will be posted to our website at investor.integer.net prior to the conference call and will be referenced during the conference call.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information
Tony Borowicz
Senior Vice President, Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information
In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, and organic sales change rates.

Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets, (ii) certain legal expenses, (iii) restructuring and restructuring- related charges; (iv) acquisition and integration related costs; (v) other general expenses; (vi) (gain) loss on equity investments; (vii) extinguishment of debt charges; (viii) European Union medical device regulation incremental charges, (ix) inventory step-up amortization; (x) unusual, or infrequently occurring items; (xi) the income tax provision (benefit) related to these adjustments and (xii) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding.

EBITDA is calculated by adding back interest expense, provision (benefit) for income taxes, depreciation expense, and amortization expense from intangible assets and financing leases, to net income, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (i), (vii), (xi) and (xii). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (vi), (vii), (xi) and (xii).

Organic sales change is reported sales growth adjusted for the impact of foreign currency and the contribution of acquisitions. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue, and exclude the amount of sales acquired or divested during the period from the current/previous period amounts, respectively.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic sales change rates, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters. Free cash flow is defined as Net cash provided by operating activities (as stated in our Condensed Consolidated Statements of Cash Flows) reduced by capital expenditures (acquisition of property, plant, and equipment (PP&E), net of proceeds from the sale of PP&E).

Forward-Looking Statements
Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including 2022 full year financial results and 2023 guidance; statements relating to recovery from the COVID-19 global pandemic; future sales, expenses, and profitability; customer demand; supplier performance (including delivery delays); costs (including wages, staffing levels and freight); future development and expected growth of our business and industry, including expansion of our manufacturing capacity; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expect,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of global supply chain issues, the military conflict between Russia and Ukraine, and the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; the competitive labor market and our ability to attract, train and retain a sufficient number of qualified associates; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$20,187	$17,885
Accounts receivable, net	215,982	182,310
Inventories	210,459	155,699
Refundable income taxes	9,725	4,735
Contract assets	71,427	64,743
Prepaid expenses and other current assets	28,837	27,610
Total current assets	556,617	452,982
Property, plant and equipment, net	282,330	277,099
Goodwill	965,118	924,704
Other intangible assets, net	816,001	807,810
Deferred income taxes	6,117	5,711
Operating lease assets	73,023	70,053
Other long-term assets	39,267	43,856
Total assets	$2,738,473	$2,582,215
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,250	$15,250
Accounts payable	101,152	76,859
Income taxes payable	1,357	725
Operating lease liabilities	10,601	9,862
Accrued expenses and other current liabilities	70,402	56,933
Total current liabilities	198,762	159,629
Long-term debt	923,396	812,876
Deferred income taxes	176,835	171,505
Operating lease liabilities	62,017	59,767
Other long-term liabilities	22,399	23,741
Total liabilities	1,383,409	1,227,518
Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	727,050	713,150
Retained earnings	662,584	614,324
Accumulated other comprehensive income (loss)	(34,603)	27,190
Total stockholders’ equity	1,355,064	1,354,697
Total liabilities and stockholders’ equity	$2,738,473	$2,582,215

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Sales	$342,680	$305,574	$1,003,673	$908,064
Cost of sales (COS)	255,962	223,702	742,583	652,960
Gross profit	86,718	81,872	261,090	255,104
Operating expenses:
Selling, general and administrative (SG&A)	38,195	34,269	119,541	105,150
Research, development and engineering (RD&E)	16,123	12,050	47,077	39,249
Restructuring and other charges	3,142	2,463	10,010	3,657
Total operating expenses	57,460	48,782	176,628	148,056
Operating income	29,258	33,090	84,462	107,048
Interest expense	10,676	10,053	24,417	26,117
(Gain) loss on equity investments	2,887	(152)	5,611	1,867
Other (gain) loss, net	(1,300)	10	(932)	129
Income before taxes	16,995	23,179	55,366	78,935
Provision for income taxes	938	1,113	7,106	5,916
Net income	$16,057	$22,066	$48,260	$73,019

Earnings per share:
Basic	$0.48	$0.67	$1.46	$2.21
Diluted	$0.48	$0.66	$1.45	$2.20

Weighted average shares outstanding:
Basic	33,145	33,008	33,116	32,982
Diluted	33,336	33,309	33,329	33,250

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended
	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net income	$48,260	$73,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,645	60,479
Debt related charges included in interest expense	1,445	6,526
Inventory step-up amortization	798	—
Stock-based compensation	15,973	12,235
Non-cash lease expense	8,179	5,918
Non-cash loss on equity investments	5,611	1,867
Other non-cash losses	3,373	870
Deferred income taxes	(969)	(242)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(33,496)	(21,638)
Inventories	(59,036)	(838)
Prepaid expenses and other assets	(1,255)	(599)
Contract assets	(7,698)	(19,528)
Accounts payable	25,524	16,044
Accrued expenses and other liabilities	(6,012)	(4,292)
Income taxes payable	(4,563)	(12,411)
Net cash provided by operating activities	64,779	117,410
Cash flows from investing activities:
Acquisition of property, plant and equipment	(43,098)	(29,711)
Proceeds from sale of property, plant and equipment	636	81
Acquisitions, net	(126,636)	—
Net cash used in investing activities	(169,098)	(29,630)
Cash flows from financing activities:
Principal payments of term loans	(11,437)	(737,973)
Proceeds from issuance of term loans	—	598,250
Proceeds from revolving credit facility	160,000	82,300
Payments of revolving credit facility	(39,000)	(45,000)
Proceeds from the exercise of stock options	—	594
Payment of debt issuance costs	—	(5,436)
Tax withholdings related to net share settlements of restricted stock unit awards	(2,073)	(3,130)
Contingent consideration payments	(493)	(1,621)
Principal payments on finance leases	(585)	(51)
Net cash provided by (used in) financing activities	106,412	(112,067)
Effect of foreign currency exchange rates on cash and cash equivalents	209	553
Net increase (decrease) in cash and cash equivalents	2,302	(23,734)
Cash and cash equivalents, beginning of period	17,885	49,206
Cash and cash equivalents, end of period	$20,187	$25,472

Reconciliations of Non-GAAP Measures

Table A: Net Income and Diluted EPS Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2022			October 1, 2021
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$16,995	$16,057	$0.48	$23,179	$22,066	$0.66
Adjustments(a):
Amortization of intangible assets	12,126	9,583	0.29	10,284	8,133	0.24
Certain legal expenses (SG&A)(b)	—	—	—	734	579	0.02
Restructuring and restructuring-related charges(c)	3,258	2,529	0.08	2,267	1,771	0.05
Acquisition and integration costs(d)	597	505	0.02	182	148	—
Other general expenses(e)	626	465	0.01	14	—	—
(Gain) loss on equity investments	2,887	2,281	0.07	(152)	(120)	—
Loss on extinguishment of debt	—	—	—	3,346	2,643	0.08
Medical device regulations(f)	320	254	0.01	184	145	—
Customer bankruptcy(g)	(2)	(1)	—	10	8	—
Tax adjustments(h)	—	115	—	—	(548)	(0.02)
Adjusted net income (Non-GAAP)	$36,807	$31,788	0.95	$40,048	$34,825	1.05

Weighted average shares for adjusted diluted EPS		33,336			33,309

	Nine Months Ended
	September 30, 2022			October 1, 2021
	Pre-Tax	Net of Tax	Per Diluted Share	Pre-Tax	Net of Tax	Per Diluted Share
Net income (GAAP)	$55,366	$48,260	$1.45	$78,935	$73,019	$2.20
Adjustments(a):
Amortization of intangible assets	36,015	28,465	0.85	31,073	24,575	0.74
Certain legal expenses (SG&A)(b)	—	—	—	1,279	1,010	0.03
Restructuring and restructuring-related charges(c)	5,895	4,604	0.14	3,112	2,437	0.07
Acquisition and integration costs(d)	5,866	4,654	0.14	292	240	0.01
Other general expenses(e)	1,127	861	0.03	253	169	0.01
Loss on equity investments	5,611	4,433	0.13	1,867	1,475	0.04
Loss on extinguishment of debt	—	—	—	3,774	2,981	0.09
Medical device regulations(f)	612	484	0.01	474	374	0.01
Customer bankruptcy(g)	(108)	(84)	—	(375)	(296)	(0.01)
Inventory step-up amortization (COS)(i)	798	630	0.02	—	—	—
Tax adjustments(h)	—	211	0.01	—	(3,491)	(0.10)
Adjusted net income (Non-GAAP)	$111,182	$92,518	$2.78	$120,684	$102,493	$3.08

Weighted average shares for adjusted diluted EPS		33,329			33,250

(a) The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.

(b) Expenses associated with non-ordinary course legal matters.

(c) We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities.

(d) Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration.

(e) Other general expenses are discrete transactions occurring sporadically and affect period-over-period comparisons.

(f) The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.

(g) In November 2019, one of our customers, Nuvectra Corporation, filed a voluntary Chapter 11 bankruptcy petition (the “Customer Bankruptcy”). The 2022 and 2021 amounts are predominantly due to favorable settlements on supplier purchase order termination clauses and benefits recognized from the utilization or sale of previously reserved inventory.

(h) For the 2022 periods, tax adjustments predominately related to acquisition costs that are not deductible for tax purposes and interest associated with uncertain tax benefits related to acquired foreign tax credits. For the 2021 periods, tax adjustments predominately related to discrete tax benefits associated with the reversal of previously unrecognized tax benefits resulting from the effective settlement of tax audits and the utilization of acquired foreign tax credits during the periods presented.

(i) The accounting associated with our acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of inventory. The increase in inventory value is amortized to cost of sales over the period that the related inventory is sold. We exclude inventory step-up amortization from our non-GAAP financial measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Operating income (GAAP)	$29,258	$33,090	$84,462	$107,048
Adjustments:
Amortization of intangible assets	12,126	10,284	36,015	31,073
Certain legal expenses	—	734	—	1,279
Restructuring and restructuring-related charges	3,258	2,267	5,895	3,112
Acquisition and integration costs	597	182	5,866	292
Other general expenses	626	14	1,127	253
Medical device regulations	320	184	612	474
Customer bankruptcy	(2)	10	(108)	(375)
Inventory step-up amortization	$—	$—	798	—
Adjusted operating income (Non-GAAP)	$46,183	$46,765	$134,667	$143,156

Table C: EBITDA Reconciliations
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net income (GAAP)	$16,057	$22,066	$48,260	$73,019

Interest expense	10,676	10,053	24,417	26,117
Provision for income taxes	938	1,113	7,106	5,916
Depreciation	10,479	9,776	31,881	29,406
Amortization of intangible assets and financing leases	12,413	10,284	36,764	31,073
EBITDA (Non-GAAP)	50,563	53,292	148,428	165,531
Stock-based compensation(a)	4,668	3,128	14,790	12,081
Certain legal expenses	—	734	—	1,279
Restructuring and restructuring-related charges	3,258	2,267	5,895	3,112
Acquisition and integration costs	597	182	5,866	292
Other general expenses	626	14	1,127	253
(Gain) loss on equity investments	2,887	(152)	5,611	1,867
Medical device regulations	320	184	612	474
Customer bankruptcy	(2)	10	(108)	(375)
Inventory step-up amortization	—	—	798	—
Adjusted EBITDA (Non-GAAP)	$62,917	$59,659	$183,019	$184,514

(a) Total stock-based compensation expense less amounts included in acquisition and integration costs.

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Acquisitions and Foreign Currency(a)	Non-GAAP Organic Change
QTD Change (3Q 2022 vs. 3Q 2021)
Medical Sales
Cardio & Vascular	14.4%	6.8%	7.6%
Cardiac Rhythm Management & Neuromodulation	7.6%	8.0%	(0.4)%
Advanced Surgical, Orthopedics & Portable Medical	16.6%	(0.1)%	16.7%
Total Medical Sales	11.7%	6.7%	5.0%
Non-Medical Sales	24.5%	—%	24.5%
Total Sales	12.1%	6.5%	5.6%

YTD Change (9M 2022 vs. 9M 2021)
Medical Sales
Cardio & Vascular	17.3%	6.4%	10.9%
Cardiac Rhythm Management & Neuromodulation	3.5%	8.2%	(4.7)%
Advanced Surgical, Orthopedics & Portable Medical	5.1%	(0.1)%	5.2%
Total Medical Sales	10.5%	6.7%	3.8%
Non-Medical Sales	13.0%	—%	13.0%
Total Sales	10.5%	6.4%	4.1%

(a) Sales have been adjusted to exclude the impact of foreign currency exchange rate fluctuations and acquisitions.

Table E: Net Total Debt Reconciliation
(in thousands)

	September 30, 2022	December 31, 2021
Total debt	$938,646	$828,126
Add: Unamortized discount and deferred debt issuance costs included above	6,404	7,361
Total principal amount of debt outstanding	945,050	835,487
Less: Cash and cash equivalents	20,187	17,885
Net Total Debt (Non-GAAP)	$924,863	$817,602